Exhibit 99.1

Q3 2012 Overstock.com, Inc. Earnings Conference Call, October 29, 2012

CORPORATE PARTICIPANTS

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

CONFERENCE CALL PARTICIPANTS

Nat Schindler BofA Merrill Lynch - Analyst

PRESENTATION

Operator

Good morning my name is Christie, and I will be your conference operator today. At this time I would like to welcome everyone to the Overstock.com third quarter 2012 earnings conference call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer session.

(Operator Instructions)

Thank you. It is now my pleasure to hand the program over to Mr. Jonathan Johnson. Please go ahead.

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Thank you, Christie. Good morning and welcome to our third quarter 2012 earnings call. Joining me today are Dr. Patrick Byrne, Chairman and CEO of Overstock.com and Steve Chesnut, Senior Vice President, Finance and Risk Management. To those of you that are on the east coast and are dealing with Hurricane Sandy, our thoughts and prayers are with you.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Hear, hear.

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Let me remind you, the following discussion and our responses to your questions reflect management’s views as of today, October 29, 2012, and may include forward-looking statements. Actual results may differ materially. Additional information about factors that could potentially impact our financial results is included in the Form 10-Q filed last Thursday, October 25, and in the Form 10-K that we filed on March 2, 2012. During this call, we will discuss certain non-GAAP financial measures. The slides accompanying this webcast and our filings with the SEC, each posted on our Investor Relations website, contain additional disclosures regarding these non-GAAP measures, including reconciliations of these measures to the most comparable GAAP measures. Please review the Safe Harbor Statement on slide 2. With that out of the way, I’d like to now turn the call over to Steve to highlight some of our financial results.

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

Thank you, Jonathan. Please turn to slide number 3 in the presentation, which is available on our Investor Relations website. On the top line, total revenue was $255.4 million, a 7% increase over last year. Gross margin improved 220 basis points from last year to 18.2%, and gross profit increased by 21% to $46.5 million. This, along with flat sales and marketing expense, drove a 29% increase in contribution. Contribution margin was 12.4% in Q3, and 12.5% for the first nine months of 2012. Combined technology and G&A expenses decreased by 8% or $2.6 million, due primarily to the reduction in compensation and legal costs. Net income for the quarter improved by $10.5 million to a positive $2.7 million, or $0.11 per share. While we don’t show this on the slide, we ended the quarter with $72 million in cash and cash equivalents, and working capital at the end of Q3 was a negative $4.5 million, compared to a negative $14.1 million at the end of December 31, 2011. Patrick, with that, let me turn the call over to you.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Thank you, Steve. Thank you, Jonathan. I’m first going to echo Jonathan’s thoughts about everyone out there facing Sandy: our thoughts are with you. Also on slide 3, I do just want to highlight two things. Steve touched on contribution dollars, a 29% increase. We’ve said many times that how we view growth, how we view the real economics of our business and the growth to pay attention to, is that contribution dollar number. And also the contribution margin of 12.4%; I’ll just mention that our analysis is that it’s about the same as Amazon, if you true everything up, apples-to-apples. Steve, would you go along with what?

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

It’s pretty comparable, yes.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Yes, now Amazon puts logistics in a different place. But if you took gross margin the way we count it and take out marketing, you get basically the same number. And we have often said that’s just the sweet spot for us. Okay, turning to slide 4. You see we have — it was an acceptable quarter. My colleagues hit the cover off the ball, I thought, and we certainly — to mix metaphors, they certainly have gotten the fly wheel spinning in the right direction. So, we’ve returned a positive growth for the quarter and we think that we can keep it spinning up modestly from this point.

Slide 5, gross profit growth: 21%. That is acceptable. I should say that the 7% on the top line still seems 4 to 5 points below the industry growth, so that’s unacceptable. But the gross profit growth of 21%, if you assume that should — for the industry, the gross profits are growing about the same as the revenue, then our gross profit growth of 21% is more than acceptable. The slide 6, gross margin and contribution, again, we’re aiming for that contribution line to be over 12%. I actually get a little worried. I don’t like it over 13%. Sometimes it bounces up there. And there is some seasonality. There’s product shift by season, when you get into the Christmas season people buy a lot of one type of product and at lower margins and so forth. But anyway, I think this is about the sweet spot, mid-12%s.

Page 7, contribution dollar growth, 29%. That’s terrific. And if we — believe me, if we just hold 29% growth in that number or even 20% growth in that number, we will have a fantastic — or even 15% growth in that number, we can adjust all the other expenses here to have a wonderful, highly profitable cash machine business. So I’m thrilled with the 29%. Slide 8. Oh, I guess I’ll pause there. Jonathan or Steve, do you have any additions to anything so far?

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

No.

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

No. Nothing to add.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Nothing to add. You and Charlie Munger. Okay, eight. Quarterly operating expenses. Why don’t we — these are tight. These we have — we’ve actually, I think, always had good operating expense discipline in the sense of what we set out to spend and the budget constraints we make for ourselves we live within.

Where we’ve had the occasional hickey has been where the contribution growth and the top line hasn’t come in where we had built the rest of the scale for. So we feel like we’re quite good on managing operating expenses within the budgets we set. Mr. Chesnut, who plays a key role in making sure that comes to pass, do you have anything to add to that?

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

I think we’ve sized headcount appropriately too for 2012, so that we’re managing this business for profitability.

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

We do have open hires for our Tech group. We’d like to hire more developers. We always have work for them to do which we think will have good ROI.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

And I would even — I would maybe say something myself a little bit differently than Steve Chesnut, in that it has often been the case or sometimes been the case — no, it has often been the case that we had to choose between managing for profitability or eliminating loss and, or versus making the spending money for the medium and the long term, building ahead of time things that we needed. And that was true in years past. I would say I’m not sure it’s fair to say we’re managing for profitability right now. We’re not trying to absolutely maximize profitability. Within this profitability that is emerging, we have — we’re making a lot of investments and we’re spending — there’s a fair — there’s a measurable layer in there that is really about stuff that isn’t going to have payback in six months or twelve months, but we’re building, we’re investing in things that may take a couple years to pay off. And actually, we have been doing that for as much as we could for some time. And those projects are really paying off. That’s why you see the improving results that you see. So Steve, I would just have put it — when you say we’re managing for profitability, are we talking past each other?

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

No. I think you said it better, which is: we’ve sized it, we’re still investing in the business and we’re still positioning this thing for the long term.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Yes. Thanks. Page 9, Net income, 1.1% for the quarter.

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Three quarters in a row.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Three quarters in a row. Anything else you want to say on that?

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Nothing more to add.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Three quarters in a row. Let’s see if we can make it four. Slide 10, operating and free cash flow, $28 million trailing 12 months cash flow from operations, free cash flow, $15.7 million. Do you want to add anything to this, Steve?

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

It’s just nice to see that we’ve come through a strong three quarters this year and we’re still producing cash in the business.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Yes. Slide 11, GAAP, trailing 12 month inventory turns. We’ve broken 40. I think we did — yes, we had broken 40 once or twice before. But on a GAAP basis, 40 is terrific. Of course, that is aided by the fact that so much of our business is partner, or drop-ship. But even on our own core business it’s 6.6, and even this — do you want to add, Steve? Steve and Dave Nielsen have been doing a marvelous job, getting some very rigorous management tools in place. What do you have to add to this, Steve?

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

I think we’ve got good processes around managing inventory for the right seasons and getting out of the inventory at the end of seasons. So we’ve got much more robust processes going.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Ruthlessly. Ruthlessly getting out of inventory. We’re not a — as Warren Buffet says, you don’t want to be a museum. When it comes to inventory, you don’t want to be a museum.

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

That’s right. We don’t like just to look at it.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

12, slide 12, GMROI, 861%, 59% on the direct. But that’s in part a reflection of we have more scale than we’re using, somewhat more for most of the year. Next page, 13. 13% increase in the — we’re up to almost 30 million people have done business with us. Slide 14, new customers is about flat with last year, up 3%. The CPA, at $20, is where it’s generally been over the years. Slide 15, this is interesting. There really is some change here. Average order size of $147, slight decrease in number of orders, 3% decrease but a 15% increase in average order size. Jonathan or Steve, without giving away too much, do you want to —?

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

We’re pretty happy with this. It shows strength in the business, shows the strength in the consumer willing to buy a larger ticket. So, we feel very comfortable where we’ve got the business positioned and this has fueled the growth for Q3.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Jonathan?

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

I think Steve said it well. We would certainly like to see the orders increase, but increasing the average order size is good news.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

I know a lot of people, a lot of people who follow us pay attention to this as a driver and it’s not something — to me, I guess I’ve always looked at it as a derivative number. It derives from all these other things we do and not that this was a lever that we actually used to move the business. However, — so, anyway, it is — it’s a very significant increase, what’s going on, and a lot of that is mix shift for customers with us. Gross profit, next, slide 16, gross profit for transaction, up handily, $19. Normally it’s $24, over the course of the last year. Anything you want to add to that, Steve?

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

No.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Slide 17, corporate employees. Why don’t you address this?

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

You can see they’re down year-over-year. We think we’re at a good size. They ticked up a little bit quarter-over-quarter, and we’re being judicious in our hiring, and like I said earlier, it’s tech spots that account for most of that, most of that increase.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

And boy, do we want to hire more of them. I should mention that by corporate employees, what we mean is, just to be clear, it’s employees not including Customer Care and Warehouse Operations. That’s because those numbers of employees, those segments basically increase linearly with sales, and there’s some fluctuation around Christmas and such. We measure corporate employees almost like we’re the overhead, I guess is one word, that’s one way to say it, anyway. Well, so when we look at the efficiency of our employee count, we’re really looking at corporate employees, then we’re managing the other two groups using different efficiency measures. Page 18 is questions. Jonathan?

QUESTIONS AND ANSWERS

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

We have a handful of questions that have been pre-submitted. We’ll take some of those before we take questions on the call. First one, Patrick, is could you describe the internal and external factors which contributed to the rebound in revenue growth?

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Well, the external factors, I don’t think contributed too much. I think the economy is quite soft and is dribbling along, bottom bouncing and even this is — as you may have heard me on FOX occasionally talking about my dentist metaphor. We’ve really just got some folks who are jamming a Novocain needle into the public’s gum and keeping it numb. And so, I’m actually quite bearish about the economy in general.

Internally, I’d love to attribute this to one superstar effort. But it really is, we have — it’s just sticking to our knitting, measuring everything, doing things better and better, having executives and associates who are — who have just gotten better. We’re a learning organization. We’re a learning organization and we’ve learned. And we’ve learned where our mistakes are and how to improve, and to me it’s all just a race about who’s learning more. I mean, who can learn fastest.

So that — in a broad brush, that’s what I think has made such a big difference. Now, you fellows may have something to add to that.

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

It feels like the Business, Marketing, Merchandising, everybody is just firing on all cylinders.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Customer Care.

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

Customer Care.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

They’re all so integrated now. They’re so integrated with each other and sharing so much information and planning together so well and we see enormous opportunities, folks. We see enormous opportunities to drive forward.

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Okay, good. Another question that came in is, please provide an overview of the Goldman Sachs lawsuit and how that is going. Do you want me to take that one, Patrick?

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Take it.

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Okay. So we are — two things are — two big things are happening in that case. We’ve recently filed our response to the Goldman and Merrill filings of whether the documents that the judge looked at in dismissing the case should be released to the public. It’s called a motion to unseal or motion to seal by Goldman. So that is in front of the court. And we will see that, I would suspect, in the springtime. The court will decide whether to unseal those documents.

The other big thing that’s coming up is we will file our appeal of the judge’s dismissal of the case and that filing will happen in early December. I would think sometime early fall or so all the briefs will be in and the court will be considering that. But, we like the work that our lawyers have been doing on this. We expect to win on the unsealing and we expect to win on the appeal, so that we can get back to trial sometime in the next years.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

May I add a footnote to that?

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Please.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

I know that people have had — that this has been the subject of controversy. Our pursuit of this case, to me, Goldman Sachs is an enemy of the republic. This is an enemy of the republic issue and when the facts come out — well, I think it’s become clear to much of the population since we started this fight years ago, that, that’s not just a — it’s not such a crazy thing to say. And when all the facts come out from this case, I think people will understand what I mean by saying these guys are enemies of the republic and understand why we felt a civic obligation not to back out of this.

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Okay.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Next question.

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Another question, how’s Worldstock doing, Patrick?

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Worldstock’s great. We did lose a key leader in Worldstock. But I love Worldstock. It’s got people in 55, 60 countries, I think about 10,000 people making product for it. I think it’s up on the website, the number, I think we’ve passed $85 million back to artisan suppliers, last time I had checked. And it’s great. In fact, it’s giving us — there are other directions we can take that business and expand it. It’s beautifully managed now, but we see additional directions it can go.

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Yes, I think it’s going well and the monies that we make from it we put into schools that we open internationally, and those schools are self-sustaining and do great work in developing nations.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

It’s actually been, just in terms of all kinds of measures that you would use, like how much capital it uses and sales to capital and stuff, it’s a very — it’s actually been very tightly managed for a number of years. Now, in addition, I periodically run into people who just tell me, you know, Worldstock is the reason I shop with Overstock. I love Worldstock. So I think it has some spillover effect to our business, some goodwill effect.

To me it’s always been the case that if we can run this at breakeven and when it does make some money we use that to build a school somewhere. That justifies — it seems like the right thing to do and my anecdotal sense is that it does generate goodwill, as well, that helps the whole business and I can sleep with that.

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Another question, Patrick. Why have results to date not reflected the inherent margins that your business seems capable of producing? Is it a question of scale or investments being made to expand the business? Or is the third-party business not as profitable as it seems?

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Well, I don’t think our — myself, I don’t see our margins — I don’t think that we want to drive this by seeing our margins go up. I think the economics of this work out beautifully, if we keep our margins just where they are and we’re growing even 15%. If you model that out, we can have a fantastic business at 15% growth, which is 10% to 15% is basically the industry, 12%, 13%. So I’m not keen about driving the margins higher. I am keen to keep finding efficiencies and, boy, have we uncovered — we see a whole other — it’s always like this. The Japanese manufacturing model is you’re draining the lakes, rocks emerge, you stop, you blow out the rocks and then you just drain the lake some more and then some more rocks emerge and you stop. We have drained a lot out of the lake, more rocks have emerged. We see ways to take them out. In other words, ways to strip cost out of our supply chain. They’ll be unrolling over the first few quarters of next year. But I don’t see that necessarily as driving our business to higher margin. But I see that as making us more competitive. Steve?

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

I think you’re right, it feels like we found the sweet spot between pricing and marketing and then as we uncover efficiencies in the supply chain, we have the ability to translate that back into benefiting the consumer by lowering prices.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

And we think — we see ourselves as very competitive on price now and getting more competitive.

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Frankly, with people who shop on the Internet, that’s important. So price is key and our being able to strip costs out of our supply chain is what helps us keep the price low, so customers keep coming to us.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Right. And we think we’ve gotten ahead of that power curve, so-to-speak. We are substantially cheaper than other people on the Internet, we think by a pretty wide margin at this point. And we have a whole series of projects that are just ticking off month after month after month that can keep driving that price competitiveness. So our opponents are going to be playing catch-up as far as the eye can see.

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Okay. One more, then we’ll take some questions from the call. Patent trolling seems to be a very profitable business, how has this affected Overstock?

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Let me toss that question back to our junk yard dog over here. Jonathan?

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

We have been sued and we continue to be sued by patent trolls. We’ve done a great job beating them with a big bully stick. Last year —

Patrick Byrne Overstock.com Inc. - Chairman and CEO

They’re the bullies.

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

They’re the bullies. We’re beating them with a stick. Last year we went all the way to trial, had a four day trial in Eastern Texas against Alcatel-Lucent, as they tried to take us down with some patents that didn’t really apply to the Internet. Not only did we win the trial, jury came back quickly, but it also invalidated one of their key patents. So our strategy has been: fight back, fight back hard, and work to take away their franchise. That’s been able to slow some of the suits that have been filed against us. And some have been dismissed. But we’ll continue to be real vigilant in asserting our rights and not settling just because someone asserts a case.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Yes, I’d like to add something, and then ask a follow-up to you, Jonathan. Our philosophy has been for years that we know that these people, their calculation is always — they pretty much say to you, hey, we’re filing this suit. You can tell half the time they don’t even believe it themselves. But they’re saying it will take you $4 million to fight this, we’ll settle it right now for $2 million. And we have never taken the — we have had the mantra, we don’t negotiate with terrorists. When we think we’re in the right, we don’t do that calculation and that’s a form of long-term investment in the business. We incur higher costs for years than we could have incurred if we had just rolled over for these guys. But we have — I’ve heard this numerous places around the country — once we start invalidating people’s patents, we have defeated a lot of patent trolls in various ways and some of those defeats have come in the form of actually getting their patents stripped from them which defangs them. And that makes them learn, I think — that makes them start having to do the calculation of expediency before they come after us. We see — we know that there are examples where this is now saving us money, where people are leaving us alone because they understand the costs of engaging with us on these, frivolously on these issues, is going to be very high for them. In addition, Jonathan and Mark Griffin, our General Counsel, have done a nice job in building an IP practice here. Do you want to go into that?

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Sure. I think we’ve been much more careful in seeing where we’re innovating and where those innovations can be patented. So, we’ve increased the number of patents that we’re filing. We think that, that is a good defense against patent trolls. And frankly, it’s good practice for the business, to make sure that we have greater intellectual property protections on the places where we’ve innovated.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Steve?

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

I love it. It’s nice when you get known as the junk yard dog out there and people back away.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Yes. And it’s nice, we have acquired patents. I’m not sure, have we announced everything we’ve acquired or —?

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

No, I mean, we file and then we wait for the Patent Office to rule on them and then they’re available for the public to see. Christie, why don’t you open it up to questions from those on the call?

Operator

(Operator Instructions)

Nat Schindler, Bank of America-Merrill Lynch.

Nat Schindler BofA Merrill Lynch - Analyst

I’m not facing the storm like everybody else. Wanted to just give you a quick question on the gross margin. You seem to have stabilized that number quite a bit above where you were last year when you were really struggling on gross margin. You’re up 220 basis points year-over-year this quarter and you seem to be nicely stable for three quarters in a row around the 18% to 18.2% range. What was the greatest — what caused that shift up? And what should we expect going forward? Is this a new sustainable level that you can keep gross margins at or will it still have fluctuations based on mix and the like?

Patrick Byrne Overstock.com Inc. - Chairman and CEO

I’m going to just hit the first part of that, then punt to Steve Chesnut. But I think that some of the trouble in the past had to do with liquidating, not getting out of inventory at the end of seasons as quickly as we should have. And as Steve indicated earlier, we now have a very robust, even ruthless process and so you shouldn’t see — buried in our numbers before were the costs of liquidating either, occasional bad buys, or just not managing the inventory run-out as well as we should have. Steve and Dave and others have now built — and Tim in Marketing — have built a really robust process around managing that inventory capital so we don’t have to do costly liquidations. Steve, you want to add to that?

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

Two other thoughts, Nat, to your answer to your question. Obviously in Q4 we’ll see a mix-shift, so we naturally see some decline in gross margin, and I expect that we’ll see that again in Q4 of this year. On an ongoing basis, I think we’re getting smarter and smarter with our pricing intelligence about where to effectively price in the marketplace. So I think a combination of what Patrick said, of managing inventory so we don’t get caught on the backside of liquidation, and then pricing models, and obviously mix coming into the fourth quarter are a good summary to your question.

Nat Schindler BofA Merrill Lynch - Analyst

Okay, just a second question. Looking at the revenue growth on the year-over-year basis, how much of that do you attribute to the new Sears initiative?

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Really, to be — have we released the number? It’s really quite small. It would be measured — we’re talking about measuring in basis points what it contributed to the third quarter. Do we —?

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

It’s still immaterial.

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

It’s still small.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

If you said 100 basis points, would that be in the rough neighborhood even?

Steve Chesnut Overstock.com Inc. - SVP of Finance and Risk Management

It would be in the rough neighborhood.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Okay. So it’s not a significant part. But we love that relationship, and we love that relationship and others like it.

Nat Schindler BofA Merrill Lynch - Analyst

Okay. Great. Thank you.

Operator

(Operator Instructions)

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

While we wait, maybe another question, Patrick. One that was sent in earlier is where do you think we are in a boom or bust cycle and how’s that going to affect the business?

Patrick Byrne Overstock.com Inc. - Chairman and CEO

We have — I see that we have some questions coming in from looks like an Austrian, from the question looks like an Austrian economist. I think, and this is no different than I said on FOX the last couple times, that we have — I think that our economy has real institutional problems. I think the analogy I used was — should I go into all this?

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Yes.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

That it’s like you go to a dentist and the dentist says — and you say I’ve got a tooth ache and he pumps you with Novocain, and you say I need a root canal, and he gives you more Novocain. You say, now you need to pull my tooth, and he just gives you more Novocain. We have a government, and both parties are guilty of this, they get themselves elected by promising bigger and bigger doses of Novocain. Nobody gets themselves elected by promising to give a root canal to our public institution. You get elected by promising bigger and fancier doses of Novocain. I see both parties guilty of that.

As a result, I actually think that there is a real fundamental weakness in the teeth. I think that there’s a real weakness that’s got to express itself at some point and it’s somewhat amazing to me that we even got through as we did in the last — well, the last 4 years, the last 10 years. I think there’s a real profound structural problem in the country. So it’s a little bit like asking me if I saw a bridge that was built to hold 100 cars, and there is 300 driving over it now, is the next car going to break it? Well, I don’t know. I wouldn’t have thought it would have taken 300, but I think our capital markets are deeply broken. And at the core of it, the core of some of it, are the settlement issues that have been revealed and that we’ve been jumping up and down about for seven years. There are other issues. And I think there are other long-term problems for the US. I think it’s all fixable. It’s all fixable. But we’re — so anyway, that’s my general view but this doesn’t make me pessimistic about our business. As the cookie crumbles, it will crumble from the outside in.

And the businesses and supply chains that are most tied up — that are most capital intensive are going to suffer and those that have to do with moving electrons around and having smarter algorithms are going to be standing in the center of the cookie, and they’ll be okay. So we have really leaned out our supply chain, and we have focused on the algorithms and electrons or photons, I guess. We think we’re in a position to make a positive contribution to this world as we come through our — as we enter another problematic phase. Jonathan?

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

I would agree. I think that if we enter into another bust cycle, that e-commerce in general and Overstock in specific are well positioned. Our supply chain is lean. We keep costs down. When people are trying to stretch a nickel, they know they can do it with us. They know that we’re always going to provide great customer service. And the more that we lean out our operations, and don’t invest in brick and mortar and physical stores, I think that e-commerce and Overstock are well positioned for what is to come.

Patrick Byrne Overstock.com Inc. - Chairman and CEO

Yes, in general, if you look back, e-commerce typically has grown about 10% faster than brick and mortar for really five, six, seven years now. So it’s like that old joke, I don’t have to run faster than the bear, I just have to run faster than you. And now, all that said, we have to be — stay as smart or smarter and learn quicker, learn more quickly than any of our competing online competitors. But to me, that’s a question of institutional design within the Company, and I really think we’ve reached the institutional design that lets us be a learning organization and learn quickly. Okay.

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Christie, any other questions?

Operator

No, sir, there are no further questions at this time.

Jonathan Johnson Overstock.com Inc. - President & Corporate Secretary

Okay. Well, we thank those that have called in. We thank our investors that have entrusted us to use their capital wisely and we’ll get back to it and work hard this fourth quarter. Thanks, everybody.

Operator

This does conclude today’s conference call. You may now disconnect.